UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2018

INTELGENX TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-31187	87-0638336
(State or other jurisdiction	(Commission File No.)	(IRS Employer ID)
of incorporation)

6420 Abrams, Ville Saint Laurent, Quebec, H4S 1Y2 Canada
(Address of principal executive offices and Zip Code)

(514) 331-7440
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 8.01        Other Events

The following “Description of Common Stock” is filed for the purpose of updating the description of the common stock (the “Common Stock”) of IntelGenx Technologies Corp. (the “Company”). The following “Description of Common Stock” modifies and supersedes, to the extent inconsistent, any prior description of the Common Stock of the Company in any registration statement or report filed with the Securities and Exchange Commission (the “Commission”) and will be available for incorporation by reference into certain of the Company’s filings with the Commission pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and forms promulgated thereunder. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the applicable provisions of the Company’s certificate of incorporation (attached as Certificate of Incorporation (incorporated by reference to the Form SB-2 filed on November 16, 1999), the Amendment to the Certificate of Incorporation (incorporated by reference to amendment No. 2 to Form SB-2 filed on August 28, 2006), the Amendment to the Certificate of Incorporation (incorporated by reference to the Form DEF 14C filed on April 20, 2007), the Amendment to the Certificate of Incorporation (incorporated by reference to the Form S-1/A filed on May 12, 2017), its Second Amended and Restated By-Laws (incorporated by reference to the Form 8-K filed on March 21, 2012) and the Delaware General Corporation Law, as it may be amended from time to time (the “DGCL”).

Description of Common Stock

The authorized share capital of the Company consists of 200,000,000 shares of Common Stock with a par value of $0.00001 and 20,000,000 shares of preferred stock with a par value of $0.00001.

The holders of Common Stock are entitled to one vote per share on all matters voted on by stockholders, including the election of directors. Except as otherwise required by law, the holders of Common Stock exclusively possess all voting power. The holders of Common Stock are entitled to dividends as may be declared from time to time by our board of directors from funds available for distribution to holders. No holder of Common Stock has any pre-emptive right to subscribe to any securities of ours of any kind or class or any cumulative voting rights. The outstanding shares of Common Stock are, and the shares, upon issuance and sale as contemplated will be, duly authorized, validly issued, fully paid and non-assessable.

Rights Upon Dissolution or Winding Up

The DGCL provides that upon dissolution, liquidation or winding-up of the Company, holders of Common Stock have the lowest priority in the distribution of assets and will only receive a distribution if all senior obligations have been paid. If all senior obligations have been paid, the holders of shares of Common Stock will be entitled to receive our assets available for distribution proportionate to their pro rata ownership of the outstanding shares of Common Stock.

Anti-Takeover Effects of Various Provisions of Delaware Law and Our Certificate of Incorporation and By-laws

The DGCL, our certificate of incorporation and our by-laws contain provisions that may have some anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL (“Section 203”). Subject to specific exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder becomes an interested stockholder, unless:

•        the business combination, or the transaction in which the stockholder became an interested stockholder, is approved by our board of directors prior to the time the interested stockholder attained that status;

•        upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•        at or after the time a stockholder became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

“Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to various exceptions, in general, an “interested stockholder” is a stockholder who, together with his, her or its affiliates and associates, owns, or within three years did own, 15% or more of the shares of our outstanding voting stock. These restrictions could prohibit or delay the accomplishment of mergers or other takeover or change of control attempts with respect to us and, therefore, may discourage attempts to acquire us.

Preferred Stock

Our board of directors is authorized to issue all and any of the shares of preferred stock in one or more series, fix the number of shares, determine or alter for each such series voting powers or other rights, qualifications, limitations or restrictions thereof. As of the date of this prospectus, there are no shares of preferred stock outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.

Dated: December 18, 2018	By: /s/ Ingrid Zerbe
Ingrid Zerbe
Corporate Secretary